UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Proxy Statement
☐	Soliciting Material Pursuant to § 240.14a-12

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WINSONIC DIGITAL MEDIA GROUP, LTD.
101 Marietta Street, N.W.
Suite 2600
Atlanta, Georgia 30303

To All Stockholders of
Winsonic Digital Media Group, Ltd.:

The written consent of the holders of record of the common stock, par value $0.001 per share (the “Common Stock”) of Winsonic Digital Media Group, Ltd. (the “Company”), at the close of business on April 30, 2007 is requested by the Company’s Directors with regard to the following:

To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock of the Company from 50,000,000 shares to 200,000,000 shares, and to increase the authorized preferred stock of the Company from 5,000,000 shares to 20,000,000 shares (the “Proposal”).

Only stockholders of record as the close of business on April 30, 2007 are entitled to notice of this solicitation and to give their consent with respect to the Proposal.

The Proposal is more fully described in the accompanying Consent Solicitation Statement, which forms a part of this Notice. We encourage you to read these materials carefully.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSAL. PLEASE INDICATE YOUR CONSENT BY COMPLETING, SIGNING, AND DATING THE ENCLOSED WRITTEN CONSENT FORM AND RETURNING IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. WE WILL BE AUTHORIZED TO EFFECTUATE THE ACTIONS DESCRIBED IN THE PROPOSAL WHEN WE HAVE RECEIVED CONSENTS FROM HOLDERS REPRESENTING A MAJORITY OF THE OUTSTANDING COMMON STOCK.

By order of the Board of Directors

Winston Johnson
Chairman of the Board
and Chief Executive Officer

Atlanta, Georgia
May 22, 2007

NO MATTER HOW MANY SHARES YOU OWNED
ON THE RECORD DATE, YOUR CONSENT IS IMPORTANT.

Please indicate your consent by completing, signing, dating, and returning the enclosed consent form in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States.

WINSONIC DIGITAL MEDIA GROUP, LTD.
101 Marietta Street, Suite 2600
Atlanta, GA 30303

CONSENT SOLICITATION STATEMENT

Date: May 22, 2007

This Consent Solicitation Statement and the enclosed written consent form (“Consent Form”) are being mailed in connection with the solicitation of written consents by the Board of Directors (“Board of Directors”) of Winsonic Digital Media Group, Ltd. (the “Company”). These materials pertain to:

The approval of an amendment to the Company’s Articles of Incorporation to increase the authorized common stock of the Company from 50,000,000 shares to 200,000,000 shares, and to increase the authorized preferred stock of the Company from 5,000,000 shares to 20,000,000 shares (the “Proposal”).

The Board of Directors hereby requests consent from the holders of the Company's Common Stock. Please indicate your consent by COMPLETING, SIGNING, DATING and MAILING the enclosed Consent Form using the enclosed self-addressed, postage prepaid envelope.

This Consent Solicitation Statement and the accompanying Consent Form are first being mailed on or about May 23, 2007 to holders of record of capital stock as of the close of business on April 30, 2007 (the “Record Date”).

Requests for information regarding this Consent Solicitation Statement may be directed to the attention of Winston Johnson, the Company’s Chairman of the Board and Chief Executive Officer, at (404) 230-5705 or delivered in writing to the Company at its principal executive office located at 101 Marietta Street, Suite 2600, Atlanta, Georgia 30303.

VOTING SECURITIES AND VOTES REQUIRED

At the close of business on the Record Date, the Company had 49,578,057 shares of common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding and no shares of preferred stock issued or outstanding. Each share of Common Stock is entitled to one vote on the Proposal.

The Proposal requires the consent of a majority of the outstanding shares of Common Stock entitled to vote hereon. Abstentions (including failures to return or date written consent forms) and broker non-votes (e.g., if a broker does not receive instructions from the beneficial owner of shares of Common Stock held in street name) have the same effect as not giving consent and will constitute a vote against the Proposal. Persons who beneficially own shares of Common Stock which are held by a bank or broker and who have the power to vote or to direct the voting of such shares can only vote using the proxy or the voting information form provided by the bank or broker. Holders of our Common Stock do not have the right to demand appraisal of their shares under Nevada law for the action for which consent is being solicited under the Proposal.

Please indicate your consent by COMPLETING, SIGNING, DATING and MAILING the enclosed Consent Form using the enclosed self-addressed envelope, in each case as soon as possible. We will be permitted to take the actions described in the Proposal on the twentieth (20th) day following the mailing of this Consent Solicitation Statement provided that we have received consents from holders of a majority of our Common Stock at that time. You may revoke your consent at any time prior to the 20th day following the mailing of this Consent Solicitation Statement (the “Expiration Date”) by giving the Secretary of the Company written notice of your revocation or by submitting a later-dated consent prior to the Expiration Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of April 30, 2007, on which date there were 49,578,057 shares outstanding, by:

•

each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information,

•

each of our “named executive officers” and directors, and

•

all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities, which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by the persons named as owners, and the address for each beneficial owner listed in the table, except where otherwise noted, is c/o Winsonic Digital Media Group, Ltd., 101 Marietta Street, Suite 2600, Atlanta, Georgia 30303.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares Owned

Winston Johnson	13,155,450	(1)	26.3%
Jon J. Jannotta	6,208,690		12.4%
Joseph Morris	1,050,000	(2)	2.1%
Jeffrey Burke	1,879,924	(3)	3.8%
Thomas Mensah	150,000	(4)	*
Eric Leufroy	0		*
All current directors and executive officers as a group (5 persons)	22,444,046		44.9%

——————

*

Less than 1%

(1)

Includes 5,904,366 shares of common stock, 1,000,000 options to purchase shares of common stock at $1.00 per share; 5,149,834 shares due Mr. Johnson through transactions where he issued his personal stock to various individuals and companies as repayment for Company debts and to secure loans for Company operations; and 1,101,250 shares Mr. Johnson could acquire if he converted certain amounts due him pursuant to the terms of outstanding loans from Mr. Johnson to the Company.

(2)

Includes 50,000 shares of common stock, 500,000 options to purchase shares of common stock at $1.00 per share and 500,000 options to purchase shares of common stock at $0.01 per share.

(3)

Includes 500,000 options to purchase shares of common stock at $1.00 per share, 750,000 options to purchase shares of common stock at $0.01 per share and 629,924 shares Mr. Burke could acquire if he converted certain notes, warrants, and the amounts due him pursuant to the terms of outstanding loans from Mr. Burke to the Company.

(4)

Includes 150,000 shares of common stock that the Company is obligated to issue to Dr. Mensah.

Proposal

INCREASE IN AUTHORIZED CAPITAL

Introduction

Our Board of Directors, subject to approval of our stockholders, authorized a Certificate of Amendment to our Articles of Incorporation to increase the authorized number of shares of capital stock from 55,000,000 to 220,000,000 of which 200,000,000 shares shall be designated as common stock with a par value of $0.001 per share (“Common Stock”) and 20,000,000 shares shall be designated as preferred stock with a par value of $0.001 per share (“Preferred Stock”). A copy of the proposed Certificate of Amendment is attached to this Consent Solicitation Statement as Appendix A. Our Articles of Incorporation currently authorize 55,000,000 shares of capital stock, 50,000,000 of which are designated as Common Stock and 5,000,000 of which are designated as Preferred Stock. Our Preferred Stock may be designated in one or more series, with such rights, preferences and obligations as may be determined by our Board of Directors from time to time (sometimes referred to as “blank check” preferred). As of the date of this Consent Solicitation Statement, there were 49,578,057 shares of our Common Stock issued and outstanding and 40,287,568 shares of Common Stock subject to outstanding options, warrants, convertible notes, loans and stock options that the Company has agreed to issue but has not yet issued, or is otherwise contractually obligated to issue. No shares of Preferred Stock are issued or outstanding.

Reasons for Proposal

The purpose of the proposed increase in the number of authorized shares of Common Stock and Preferred Stock is to make additional shares of our capital stock available for use by the Board of Directors as it deems appropriate or necessary. If the proposal is approved, the Company plans to reserve 40,287,568 shares of common stock for issuance under the terms of outstanding options, warrants, convertible notes, loans, and stock options that the Company has agreed to issue but has not yet issued, or is otherwise contractually obligated to issue.

The additional shares could also be used, among other things, for the declaration of stock dividends, for acquisitions of other companies, for public or private financings to raise additional capital, for the expansion of business operations, the issuance of stock under options granted or to be granted under various stock incentive plans or other benefit plans for our employees and non−employee Directors, and the issuance of stock under warrants granted or to be granted in the future. Except as listed above, there are currently no plans, agreements, arrangements, or understandings for the issuance of additional shares of common stock.

The additional shares of Common Stock authorized under our proposed Certificate of Amendment to our Articles of Incorporation would be identical to the shares of Common Stock now authorized. Holders of Common Stock do not have preemptive rights under our Articles of Incorporation (including as proposed to be amended) to subscribe for additional securities which may be issued by the Company. The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of Common Stock and may adversely affect the market price of the Common Stock. The proposed increase in the authorized number of shares of Common Stock could also have an anti−takeover effect. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult efforts to obtain control of our Company because shares could be issued to dilute the voting power of a person seeking to take control.

The Board of Directors has not adopted any designations, rights or preferences for our authorized and unissued Preferred Stock. The Board of Directors may authorize, without further stockholder approval, the issuance of such shares of Preferred Stock to such persons for such consideration as the Board of Directors determines. This issuance could result in a significant dilution of the voting rights and the stockholder equity of then existing stockholders.

The Company is currently in negotiations for potential financing that may include the issuance of preferred stock. Other that as discussed herein, there are no present plans, understandings or agreements that involve the issuance of Preferred Stock. However, the Board of Directors believes it prudent to have shares of Preferred Stock available for such corporate purposes as the Board of Directors may from time to time deem necessary and advisable including for acquisitions and the raising of additional capital.

Issuance of additional authorized Common Stock or Preferred Stock may have the effect of:

•

deterring or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise;

•

inhibiting the removal of incumbent management; or

•

impeding a corporate transaction such as a merger. For example, the issuance of Common Stock or Preferred Stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly.

THE BOARD OF DIRECTORS DEEMS THE PROPOSAL TO INCREASE THE COMPANY’S
AUTHORIZED SHARE CAPITAL TO BE IN THE BEST INTERESTS OF THE COMPANY
AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU CONSENT THERETO.

OTHER MATTERS

Solicitation of Consents

The Company will solicit written consents for the actions reflected in the Proposal by mail. The Company will bear the cost of preparing, assembling, printing, mailing and soliciting consent solicitation materials. The Company’s officers and employees may also solicit consents in person or by telephone, but they will not be specially compensated for such services. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in forwarding consent solicitation materials to the beneficial owners of Common Stock held of record by them.

Stockholder Proposals for the 2007 Annual Meeting

The Company provides all stockholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next Annual Meeting of Stockholders, which currently is expected to be held on July 27, 2007. To enable management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in the Company’s Proxy Statement for the next Annual Meeting of Stockholders, any such proposal should be submitted to the Company no later than 45 days prior to such anticipated meeting date, to the attention of its Corporate Secretary, at its principal office appearing on the front page of this Consent Solicitation Statement. Stockholders may also submit the names of individuals who they wish to be considered by the Board of Directors as nominees for directors. If any proposals are submitted by a stockholder for the next annual meeting and are received by the Company less than 45 days prior to the anticipated meeting date, these stockholder proposals will not be presented in the proxy materials to be delivered in connection with the next annual meeting and, if the matters are raised at the meeting, the persons named in the form of proxy for that annual meeting will be allowed to use their discretionary authority with respect to voting on such stockholder matters.

Particular Interests of Management and Members of the Board

If the Proposal is approved, the Company will issue to the Company’s Chairman and Chief Executive Officer, Mr. Winston Johnson, 5,149,834 shares of common stock that it is obligated to issue to Mr. Johnson. The Company will reserve an additional 4,981,174 shares of common stock that may be issued to Winston Johnson, Jeffrey Burke and Joseph Morris if they exercised certain outstanding stock options or convert certain amounts due them on account of outstanding loans from them to the Company.

If the Proposal is approved, the Company will issue to one of its directors, Dr. Thomas Mensah, 150,000 shares of common stock that it is contractually obligated to issue to Dr. Mensah.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

You may obtain any of the documents we file with the Securities and Exchange Commission, without charge, by requesting them in writing or by telephone from us at the following address:

Winsonic Digital Media Group, Ltd.
101 Marietta Street
Suite 2600
Atlanta, GA 30303
(404) 230-5705

You should rely only on the information contained in this Consent Solicitation Statement or to which we have referred you. We have not authorized anyone to provide you with any additional information. This Consent Solicitation Statement is dated as of the date listed on the cover page hereto. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and neither the mailing of this information statement to our stockholders nor the payment of the merger consideration shall create any implication to the contrary.

WINSONIC DIGITAL MEDIA GROUP, LTD.
101 Marietta Street
Suite 2600
Atlanta, GA 30303

CONSENT
THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF WINSONIC DIGITAL MEDIA GROUP, LTD.

The undersigned stockholder of Winsonic Digital Media Group, Ltd. (the “Company”) as of the date listed below hereby consents, pursuant to Section 78.320 of the Nevada Revised Statutes, with respect to all shares of Common Stock, par value $0.001 per share of the Company held by the undersigned, to the taking of the actions set forth below without a meeting of the stockholders of the Company.

Proposal: To increase the Company’s authorized share capital from 50,000,000 shares of common stock and 5,000,000 shares of preferred stock to 200,000,000 shares of common stock and 20,000,000 shares of preferred stock.

☐ CONSENT	☐ WITHHOLD CONSENT	☐ ABSTAIN

If no space is marked above with respect to the Proposal, the undersigned will be deemed to consent to the Proposal.

The provisions of the Consent Solicitation Statement of the Company, which more fully set forth the terms of the Proposal, are incorporated herein by reference.

HOW TO VOTE YOUR SHARES

Complete, sign, and date your Consent Form and return it in the postage-paid envelope provided.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE LABEL AFFIXED HERETO. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date:	,	2007
Printed Name of Stockholder

Signature of Stockholder

Signature of Stockholder, if held jointly

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT FORM PROMPTLY IN THE ENCLOSED ENVELOPE.

Appendix A

Certificate of Amendment to
Articles of Incorporation of Winsonic Digital Media Group, Ltd.
(Pursuant to NRS 78.385 and 78.399 – After Issuance of Stock)

It is hereby certified that:

FIRST: The name of the corporation is “Winsonic Digital Media Group, Ltd.”

SECOND: The Articles of Incorporation of the Company were originally filed with the Secretary of State on April 27, 2000, and subsequently amended on September 14, 2000, October 17, 2002 and November 24, 2004.

THIRD: The amendment to the Articles of Incorporation of the corporation affected by this certificate of amendment is as follows: Article 4 of the Articles of Incorporation of the corporation, relating to the aggregate number of shares which the corporation shall have the authority to issue is hereby amended to read in its entirety as follows:

“4. The aggregate number of shares which the corporation shall have authority to issue shall consist of 220,000,000 shares, of which: 200,000,000 shares shall be designated as common stock having a par value of $0.001 per share (“Common Stock”), and 20,000,000 shares shall be designated as preferred stock having a par value of $0.001 per share (“Preferred Stock”). The Common Stock and/or Preferred Stock of the corporation may be issued from time to time without prior approval by the stockholders and for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors of the corporation shall have the authority to determine the preferences, limitations, and relative rights of the shares of any class or series of Preferred Stock, prior to the issuance of any such shares, as shall be stated in the resolution or resolutions designating such shares from time to time.”

FOURTH: This Certificate of Amendment has been adopted in accordance with the provisions of Section 385 and 390 of the General Corporation Law. The amendment has been authorized by the affirmative vote of a majority of the outstanding shares of each class of stock entitled to vote thereon by written consent in lieu of a meeting. Of the 49,578,057 outstanding shares of Common Stock entitled to approve the amendment, consents representing the approval by holders of                shares were obtained as of the date of this Certificate of Amendment.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on                   , 2007.

Chairman and Chief Executive Officer